Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Gallery Management Holding Corp. on Form SB-2, of my report dated January 21, 2008 (included in exhibits to such registration statement) on the consolidated financial statements of Gallery Management Holding Corp. as of November 30, 2007 and for the period from August 15, 2007 (inception) through November 30, 2007.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
January 25, 2008